UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  July 16, 2024
LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street , Dunkirk, New York 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement.  On July 16, 2024, Lake Shore Savings Bank (the “Bank”), the wholly owned subsidiary of Lake Shore Bancorp, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Kim C. Liddell, President and Chief Executive Officer of the Bank and the Company.  The Employment Agreement has an initial term of three years.  Commencing on the first anniversary of the date of the Employment Agreement and continuing each anniversary thereafter, subject in certain circumstances to regulatory approvals, the term of the agreement will extend for an additional year, so that the term again becomes three years.  However, at least ninety (90) days before the anniversary date of the agreement, the non-employee members of the board of directors must conduct a comprehensive performance evaluation of Mr. Liddell and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement.  If the board of directors determines not to extend the term, the term of the agreement will expire at the end of the current term.  If a change in control occurs during the term of the Employment Agreement, subject in certain circumstances to regulatory approvals, the term of the agreement will automatically renew for no less than thirty-six (36) months from the effective date of the change in control.
The Employment Agreement provides that Mr. Liddell will receive an annual base salary of $550,000 and during the term of the Employment Agreement the base salary may be increased.  In addition to base salary, Mr. Liddell will be eligible to receive an annual performance-based cash bonus, depending on the achievement of certain performance metrics, and, at the discretion of the compensation committee of the board of directors, Mr. Liddell will be eligible to receive long-term incentive compensation.  Mr. Liddell will also be entitled to an annual executive perquisites allotment of $26,400 and a monthly housing allowance of $2,500.
  In the event Mr. Liddell voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid base salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (i.e., the “Accrued Benefits”).
In the event Mr. Liddell’s employment involuntary terminates for a reason other than cause or in the event of his resignation for “good reason,” he will receive, subject to any required regulatory approvals, a lump sum severance payment in an amount equal to the Accrued Benefits plus one times base salary and the average annual incentive cash compensation awarded with respect to the three most recent fiscal years ending before the year of termination provided that Mr. Liddell executes a release agreement. In addition, Mr. Liddell will receive a cash lump sum payment in an amount equal to the Bank’s cost of otherwise continuing life, medical and dental coverage for Mr. Liddell for twelve (12) months.
In the event Mr. Liddell’s employment involuntary terminates for a reason other than cause or in the event of his resignation for “good reason,” in either event within three months before or twelve (12) months following a change in control, he will receive, subject to any required regulatory approvals, a severance payment, paid in a single lump sum, equal to his Accrued Benefits plus three times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) the highest annual cash bonus earned with respect to the three most recent fiscal years ending before the year of the change in control.  In addition, Mr. Liddell will receive a cash lump sum payment in an amount equal to the cost of continuing life, medical and dental coverage for Mr. Liddell for thirty-six (36) months.
Upon termination of Mr. Liddell’ s employment (other than following a change in control), Mr. Liddell will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year.  The Employment Agreement also includes provisions protecting the Company’s and the Bank’s confidential business information.
Supplemental Executive Retirement Plan Agreement.  On July 16, 2024, the Bank approved a supplemental executive retirement plan, effective as of April 19, 2023 (the “SERP”), with Mr. Liddell. Under the terms of the SERP, if Mr. Liddell terminates employment on or after age sixty-seven (67), the Bank, subject to any required regulatory approvals, will pay Mr. Liddell the annual amount that is paid from the annuity contracts (as defined in the SERP), with such annual amount payable in twelve (12) equal monthly installments for fifteen (15) years, and if the executive is living at the end of the fifteen (15) year payment period, such payments will continue for the remainder of the executive’s life.  If Mr. Liddell terminates employment before age sixty-seven (67) (other than due to death, disability or following a change in control), the Bank, subject to any required regulatory approvals, will pay Mr. Liddell an amount equal to a percentage of the amount that is paid from the Annuity Contracts. The percentage is the ratio of the accrued liability on the date of Separation from Service (as defined in the SERP) to the projected accrued liability at age sixty-seven (67) and this percentage is then applied to the amount that is paid from the Annuity Contracts as of the date of Separation from Service, with such annual amount payable in twelve (12) equal monthly installments for fifteen (15) years, and if the executive is living at the end of the fifteen (15) year payment period, such payments will continue for the remainder of the executive’s life.
The SERP also provides, subject to any required regulatory approvals, a benefit in the event of Mr. Liddell’s disability, death or upon the occurrence of a change in control followed by a qualifying termination of employment.
The foregoing descriptions of the Employment Agreement and the SERP do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the SERP, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No. Description

10.1	Employment Agreement, dated as of July 16, 2024, by and between Lake Shore Savings Bank and Kim C. Liddell

10.2	Supplemental Executive Retirement Plan Agreement, dated as of July 16, 2024, between Lake Shore Savings Bank and Kim C. Liddell

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

Date: July 22, 2024	By:	/s/ Taylor Gilden
Taylor Gilden
Title: Chief Financial Officer and Treasurer